Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan of Enfusion, Inc. of our report dated July 1, 2021, with respect to the consolidated financial statements of Enfusion Ltd. LLC. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-259635) and related Prospectus of Enfusion, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

October 20, 2021